Exhibit 10.1

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (the “Agreement”) is dated as of April 23, 2023, by and among Picard Medical, Inc., a Delaware corporation (the “Company”), Altitude Acquisition Corp., a Delaware corporation (“Parent”), and Altitude Acquisition Holdco LLC, a Delaware limited liability company (“Sponsor” or “Shareholder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (as defined in Rule 13d-3 and 13d-5(b)(1) of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) of the number of Parent Class A Shares and Parent Warrants set forth opposite the Shareholder’s name in Schedule I hereto (collectively, the “Subject Securities”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and the other parties thereto entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, at the Effective Time, (i) Altitude Merger Sub I Inc., a Delaware corporation (“Merger Sub”) will, subject to the terms and conditions set forth in the Business Combination Agreement, merge with and into the Company with the Company surviving such merger (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction of the First Merger, the Company will merge with and into Altitude Merger Sub II, LLC, a Delaware limited liability company, with Merger Sub II surviving as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, the Parent Stockholder Approval will be required to approve the Mergers and the other transactions contemplated by the Business Combination Agreement as a condition to the Mergers being consummated; and

WHEREAS, as an inducement to the Company’s willingness to enter into the Business Combination Agreement, the Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Securities During the Voting Period.

(a) The Shareholder hereby irrevocably and unconditionally agrees that, during the period from the date hereof through the termination of this Agreement pursuant to Section 6.1 (the “Voting Period”), at the Parent Stockholder Meeting or any other duly called meeting of the stockholders of Parent (or any adjournment, reconvening or postponement thereof), and in any action by written consent of the stockholders of Parent in lieu of such a meeting, it shall, and shall cause any other holder of record of the Subject Securities to, if such a meeting is held, attend such meeting, in person or by proxy, or otherwise cause its Subject Securities to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Securities:

(i) in favor of each Parent Proposal;

(ii) in favor of any other matters that would reasonably be expected to facilitate the consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement, including any proposal to adjourn or postpone such meeting of the stockholders of Parent to a later date if there are not sufficient votes to approve the proposals referred to in Section 2.1(a)(i); provided, however, that the foregoing shall not require the Shareholder to vote in favor of any waiver, modification or amendment to the terms of the Business Combination Agreement, or any other agreement or arrangement that would have the effect of waiving, amending or modifying the Business Combination Agreement, that would be less favorable in any material respect to the Shareholder than the Business Combination Agreement as in effect on the date hereof;

(iii) against any Business Combination Proposal; and

(iv) against any amendments to the organizational documents of Parent (other than as may be provided for in the Business Combination Agreement or as may be required to effect the Mergers or the other transactions contemplated by the Business Combination Agreement) or other proposal or transaction involving Parent, that would reasonably be expected to (A) impede, frustrate, interfere with, delay, postpone or materially adversely affect in any manner the Mergers or the other transactions contemplated by the Business Combination Agreement, (B) change, in any manner, the voting rights of any class of share capital of Parent, (C) result in any condition to the consummation of the Mergers set forth in Article IX of the Business Combination Agreement not being fulfilled or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Business Combination Agreement or the Shareholder under this Agreement in any material respect. The Shareholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the expiry of the Voting Period.

(b) For the avoidance of doubt, except as explicitly set forth in this Section 2.1, nothing in this Agreement shall limit the right of the Shareholder to vote in favor of, against or abstain with respect to any other matters presented to the stockholders of Parent. Nothing in this Agreement shall obligate the Shareholder to exercise any option or any other right to acquire any Parent Common Stock.

(c) The Shareholder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action that would restrict or interfere with its obligations pursuant to this Agreement.

(d) The Shareholder irrevocably and unconditionally agrees not to redeem any of its Parent Common Stock in connection with the transactions contemplated by the Business Combination Agreement.

ARTICLE III

COVENANTS

Section 3.1 Non-Redemption. The Shareholder hereby covenants and agrees not to redeem any Subject Securities or shares of Parent Class A Common Stock received upon the conversion of such Subject Securities in connection with the Mergers and not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Parent, the Company, any affiliate or designee of the Shareholder acting in its capacity as director or any of their respective successors and assigns challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or claiming any breach of fiduciary duty in connection herewith or therewith.

Section 3.2 Sponsor Forfeiture.

(a) Immediately prior to, and subject to the Closing, Sponsor shall forfeit or contribute to Parent for no consideration and without any further action of any party, up to an aggregate amount equal to (i) up to 4,500,000 Parent Class A Shares and (ii) up to 6,500,000 Parent Warrants; provided that the amount of Parent Class A Shares to be contributed to Parent in clause (i) shall be reduced by 20,000 Parent Class A Shares for each $1,000,000 by which (x) the proceeds from the Closing Offering plus the funds remaining in the Trust Account (after giving effect to redemptions and any financial incentives or discounts given so that Parent stockholders do not redeem and the repayment of any outstanding debt to Sponsor or its affiliates whether or not due and payable) together with (y) the proceeds from any Permitted Company Financing, in each case as existing in the aggregate as of the Closing, exceeds $38,000,000.

(b) By way of example, if the proceeds from the Closing Offering, plus the proceeds from any Permitted Company Financing, plus the funds remaining in the Trust Account (after giving effect to redemptions and any financial incentives or discounts given so that Parent stockholders do not redeem and the repayment of any outstanding debt to the Sponsor or its affiliates whether or not due and payable), in each case as existing in the aggregate as of the Closing, are $45,000,000, then the number of Parent Class A Shares to be forfeited or contributed to Parent for no consideration shall be 4,360,000.

Section 3.3 Sponsor Earn-Out.

(a) Sponsor agrees that, as of immediately following the Closing, 1,250,000 Parent Class A Shares (the “Sponsor Earn-Out Shares”) and 1,000,000 Parent Warrants (the “Sponsor Earn-Out Warrants” and, together with the Sponsor Earn-Out Shares, the “Sponsor Earn-Out Securities”) beneficially owned by Sponsor as of immediately prior to the Closing shall be subject to the escrow, vesting and forfeiture provisions set forth in this Section 3.3. Sponsor and Parent agree that Continental Stock Transfer & Trust Company (the “Escrow Agent”) as escrow agent shall be directed to hold the Sponsor Earn-Out Securities in escrow in accordance with the terms of the Escrow Agreement (as defined below) until the applicable portion of such Sponsor Earn-Out Securities have vested in accordance with Section 3.3(b), in which case such Sponsor Earn-Out Securities shall be immediately released to Sponsor. In the case of any Sponsor Earn-Out Securities that do not vest and are subject to forfeiture pursuant to Section 3.3(b), the Escrow Agent shall release such forfeited Sponsor Earn-Out Securities to Parent for cancellation.

(b) Each of Sponsor and Parent agrees to take all actions necessary to cause, at the Closing, the execution of an Escrow Agreement, by and among Parent, Sponsor, the Escrow Agent in a form to be mutually agreed between Parent and Sponsor (the “Escrow Agreement”). The Escrow Agreement shall become effective as of the Closing (and not before). The Escrow Agreement shall become effective only in connection with the consummation of the transactions contemplated by the Business Combination Agreement, and this Section 3.3(b) and the Escrow Agreement shall be void and of no force and effect if the Business Combination Agreement shall be terminated or the Closing shall not occur for any reason.

(i) If, at any time during the five-year period following the Closing, the VWAP of PubCo Common Stock is equal to or greater than $12.50 for any 20 Trading Days within any 30 Trading Day period (the “First Earnout Trigger”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to Sponsor.

(ii) Upon closing of the acquisition by Parent or the Surviving Corporation, as applicable, of at least 10,000,000 public warrants of PubCo, from public investors at or during the five-year period following the Closing, 1,000,000 Sponsor Earn-Out Warrants will be released to Sponsor (or its designee(s)); provided that if such purchase occurs concurrently with the Closing, then such Sponsor Earn-Out Warrants shall not be placed into escrow and shall be delivered at the Closing to Sponsor (or its designee(s)).

(iii) 750,000 Sponsor Earn-Out Shares will be released to Sponsor (or its designee(s)) upon the release of the Sponsor Earn-Out Shares and Sponsor Earn-Out Warrants pursuant to both (i) and (ii) of this paragraph.

(c) The per share stock prices referenced in Section 3.3(b)(i) above will be equitably adjusted on account of any changes in the equity securities of Parent by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(d) Any Sponsor Earn-Out Securities that remain unvested pursuant to Section 3.3(b) as of the expiration of the five-year period following the Closing (and the related portion of the dividends and earnings thereon) shall be forfeited and Parent shall direct the Escrow Agent to transfer such forfeited Sponsor Earn-Out Securities to Parent for cancellation, without any consideration for such transfer.

(e) Sponsor shall be entitled to exercise any Sponsor Earn-Out Warrants for cash or on a cashless basis (in each case, in accordance with the terms of the Sponsor Earn-Out Warrants) at the Sponsor’s option, and the Escrow Agent shall take such actions as necessary to give effect to any such exercise of the Sponsor Earn-Out Warrants as directed by the Sponsor. For the avoidance of doubt, any PubCo Common Shares received in connection with the exercise of the Sponsor Earn-Out Warrants shall remain subject to the same conditions applicable to the Sponsor Earn-Out Shares as provided by this Agreement.

(f) The parties agree that Sponsor shall be treated as the owner of the Sponsor Earn-Out Securities for income Tax purposes during the period the Sponsor Earn-Out Securities are held in escrow, and shall file all Tax Returns consistent with such treatment. In connection with such treatment for income Tax purposes, Sponsor shall retain all of its rights as a stockholder and warrant holder of the Parent with respect to the Sponsor Earn-Out Securities as long as any such Sponsor Earn-Out Securities are held in escrow pursuant to this Agreement, including, without limitation, the right to vote the Sponsor Earn-Out Shares and the right to receive all dividends and other distributions paid with respect to the Sponsor Earn-Out Securities.

Section 3.4 Subject Securities.

(a) Sponsor hereby irrevocably and unconditionally agrees that during the Voting Period it shall not, without the Company’s prior written consent, directly or indirectly (i) (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, hypothecate, loan, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, forward sale, hedging or similar transaction by which any economic risks or rewards or ownership of, or voting rights with respect to Subject Securities are Transferred or affected, or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to or related to any or all of the Subject Securities or (B) consent to or approve any of the foregoing in this clause (i), or (ii) grant any proxies or powers of attorney with respect to, or deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to, or related to any or all of the Subject Securities or agree, commit or enter into any understanding to enter into any such voting trust, voting arrangement, proxy or voting agreement, or (iii) permit to exist any Lien with respect to any or all of the Subject Securities other than those created by this Agreement; provided, that (1) Sponsor may Transfer any of its Subject Securities or any interest contained therein to any of its Affiliates, (2) Sponsor may Transfer its Subject Securities pursuant to the terms of this Agreement; provided, however, that (x) the effectiveness of any such Transfer pursuant to the preceding numeral (1) shall be conditioned on the transferee agreeing in writing (in form and substance reasonably acceptable to the Company) to assume all of the obligations of Sponsor hereunder and to be bound by the provisions of this Agreement and (y) any such Transfer pursuant to the preceding numeral (1) shall not relieve Sponsor from any liability or obligations hereunder. Any Transfer in violation of this Section 3.4(a) with respect to Sponsor’s Subject Securities shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Sponsor.

(b) If any involuntary Transfer of the Subject Securities occurs (including a sale by Sponsor’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Securities subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect in accordance with the terms and conditions hereof until the expiry of the Voting Period.

(c) In the event of an issue of bonus shares, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, or other receipt of Parent Common Stock, the term “Subject Securities” shall be deemed to refer to and include the Subject Securities initially subject to this Agreement as well as all such additional Parent Common Stock acquired or received by Sponsor in connection with any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction referred to above and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in such transaction or otherwise acquired or received.

(d) Sponsor agrees, during the Voting Period, to notify the Company in writing of the number of any new Parent Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in ARTICLE II acquired or otherwise obtained by Sponsor, if any, from and after the date hereof, as soon as reasonably practicable after acquiring or otherwise obtaining such new Parent Common Stock.

Section 3.5 Non-Solicitation. During the Voting Period, Sponsor shall, and shall cause its Representatives to, comply with the covenants set forth in Section 6.2(b) of the Business Combination Agreement (subject to any exceptions therein) applicable to Parent as if such covenants were applicable to Sponsor, mutatis mutandis. For the avoidance of doubt, in no event shall Sponsor be liable for the termination fee provided for under Section 10.4 of the Business Combination Agreement, or any other amounts payable pursuant to the Business Combination Agreement.

Section 3.6 Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in Sponsor’s capacity as a holder of the Subject Securities and not in any other capacity. Nothing contained in this Agreement shall prevent, limit or affect Sponsor or any Person affiliated with Sponsor, as applicable, from exercising its fiduciary duties as a director or officer of Parent pursuant to applicable Law to the extent permitted under the Business Combination Agreement, and the restrictions set forth in this Agreement shall only apply to Sponsor in its capacity as a stockholder of Parent.

Section 3.7 Further Assurances. Sponsor shall, from time to time, at the written request of the Company, perform or cause to be performed such further acts and to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are reasonably necessary or appropriate to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company as follows:

Section 4.1 Due Organization and Authorization. The Shareholder is limited liability company, duly organized, validly existing, and to the extent applicable, in good standing under the laws of the jurisdiction of its organization, the Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholder have been duly authorized by all necessary action on the part of the Shareholder. If the Shareholder is an individual and the Shareholder has the requisite legal capacity, right and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, except to the extent enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Shareholder’s name the number of Subject Securities over which the Shareholder has legal and beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the lawful owner of the Subject Securities denoted as being legally and beneficially owned by it and has the sole power to vote or cause to be voted such Subject Securities. The Shareholder has good and valid title to the Subject Securities denoted as being legally and beneficially owned by it on Schedule I, free and clear of any and all Liens of any nature or kind whatsoever, other than (a) those created by this Agreement, or (b) those imposed under applicable securities Law.

Section 4.3 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the obligations under this Agreement and the compliance by it with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to the Shareholder, (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Securities pursuant to any Contract to which the Shareholder is a party or by which the Shareholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by the Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby, except for compliance with applicable requirements of the Exchange Act or any other securities Laws and the rules and regulations promulgated thereunder.

Section 4.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Shareholder, threatened against the Shareholder that would reasonably be expected to impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.5 Absence of Other Voting Agreement. Except for this Agreement, the Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Securities or other equity securities of Parent owned by the Shareholder, or (b) granted any proxy, consent or power of attorney with respect to any Subject Securities.

Section 4.6 No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon the arrangements made by or on behalf of the Shareholder in its capacity as such.

Section 4.7 Reliance. The Shareholder has been represented by or had opportunity to be represented by independent counsel, and that it or its authorized officers have carefully read and fully understand this Agreement and the Business Combination Agreement. The Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Shareholder as follows:

Section 5.1 Due Organization and Authorization. The Company is duly organized, validly existing, and in good standing under the Laws of the State of Delaware. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Shareholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

Section 5.2 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of the obligations under this Agreement and the compliance by the Company with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to the Company, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of the Company, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which the Company is a party or by which the Company is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, and none of the Company or the Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) a written agreement between the Company and the Shareholder to terminate this Agreement; (b) the Second Effective Time; (c) the date of any waiver, modification or amendment to the terms of the Business Combination Agreement that would cause the Business Combination Agreement, as amended, to be less favorable in any material respect to the Shareholder than the Business Combination Agreement as in effect on the date hereof; and (d) the valid termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent a party hereto from seeking any remedies (at law or in equity) against the other party hereto or relieve such party from liability for such party’s intentional and material breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of ARTICLE VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Publication. The Shareholder hereby permits Parent and the Company to publish and disclose publicly the Shareholder’s identity and ownership of its Subject Securities and the nature of its commitments, arrangements and understandings pursuant to this Agreement in any announcement or disclosure required by the SEC or other Authority, the Proxy Statement, the Form S-4, any filing required under Section 13 or 16 of the Exchange Act or any other disclosure document in connection with the Mergers or any of the other transactions contemplated by the Business Combination Agreement, in each case as determined by Parent or the Company (in their respective sole discretion) to be required to be disclosed. The Shareholder agrees to promptly give to Parent and the Company any information as they may reasonably require for the preparation of any such disclosure documents. The Shareholder hereby agrees to promptly notify Parent and the Company of any required corrections with respect to any written information supplied by the Shareholder specifically for use in any such disclosure document, if and to the extent that any shall have come false or misleading in any material respect.

Section 7.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Shareholder, and the Company shall have no authority to direct the Shareholder in the voting or disposition of any of the Subject Securities except as otherwise provided herein.

Section 7.3 Fees and Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby and by the Business Combination Agreement.

Section 7.4 Amendments, Waivers, etc. No provision of this Agreement may be amended, changed, supplemented or otherwise modified, except upon the execution and delivery of a written agreement executed by the Company and the Shareholder. No provision of this Agreement may be waived, except upon the execution and delivery of a written agreement executed by the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to demand compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission; provided that, electronic mail received after 6:00 p.m. Eastern Time shall be deemed received on the day following the date of transmission, and provided further that there is no return error message or other notification of non-delivery received by the sender), sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Picard Medical, Inc.

4 Palo Alto Sq, Ste 200

Palo Alto, CA 94025

Attn: Daniel Teo

e-mail: danteo@picardmedical.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

Attn: Michael J. Blankenship

e-mail: MBlankenship@winston.com

If to Parent:

Altitude Acquisition Corp.

400 Perimeter Center Terrace Suite 151

Atlanta, Georgia 30346

Attn: Gary Teplis

e-mail: gary.teplis@altitudeac.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention:	Elliot Smith
Bryan Luchs
Emilio Grandio

e-mail:	elliott.smith@whitecase.com
bryan.luchs@whitecase.com
emilio.grandio@whitecase.com

and if to Sponsor or the Shareholder, to it at the address set forth in Schedule I, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement, together with the Business Combination Agreement, constitutes the entire agreement between the parties hereto, with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assigned (a) by the Shareholder by operation of law or otherwise without the prior written consent of the Company or (b) by the Company without the prior written consent of the Shareholder; provided, however, that the Company may assign this Agreement to any of its Affiliates or any successor-in-interest, by operation of law or otherwise.

Section 7.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, other than as contemplated under Section 6.1, Section 7.1 and Section 7.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Interpretation. When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of or Schedule to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a Person are also to its permitted assigns and successors. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.

Section 7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 7.12 Specific Performance; Submission to Jurisdiction.

(a) The parties hereto agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, this being in addition to any other remedy to which such party is entitled under the terms of this Agreement, at Law or in equity. The parties’ rights in this Section 7.12 are an integral part of the transactions contemplated hereby and each party hereby waives any objections to any remedy referred to in this Section 7.12 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For avoidance of doubt, each party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any party. In the event any party seeks any remedy referred to in this Section 7.12, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

(b) Each of the parties hereto irrevocably and unconditionally (i) consents to submit itself to the personal jurisdiction of the state or federal courts located in the State of New York, and any appellate court from any thereof, for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the state or federal courts located in the State of New York, and any appellate court from any thereof and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 7.12 in the manner provided for notices in Section 7.5. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable Law.

Section 7.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

Section 7.14 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Shareholder and the Company and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 7.15 No Agreement Until Executed. This Agreement shall not be effective unless and until the Business Combination Agreement is executed and delivered by all parties thereto.

Section 7.16 No Survival of Representations and Warranties. The respective representations and warranties of the Shareholder and the Company contained herein shall not survive the closing of the transactions contemplated hereby and by the Business Combination Agreement.

Section 7.17 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PICARD MEDICAL, INC.

By:	/s/ Richard Fang
Name: Richard Fang
Title: Chief Executive Officer

ALTITUDE ACQUISITION CORP.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: Chief Executive Officer and President

ALTITUDE ACQUISITION HOLDCO LLC

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: Managing Member